Exhibit 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,
18 U.S.C. Section 1350

I, Dale A. Schnittjer, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, to my knowledge that:

1.	the Annual Report on Form 10-K of Teledyne Technologies Incorporated (the “Corporation”) for the year ended December 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/  Dale A. Schnittjer

Dale A. Schnittjer
Senior Vice President and
Chief Financial Officer

February 27, 2008